Exhibit 99.1

Press Release

Source:  Weststar Financial Services Corporation
Asheville, North Carolina
December 22, 2004


                 WESTSTAR FINANCIAL SERVICES CORPORATION (WFSC)
                       DECLARES 20 PERCENT STOCK DIVIDEND


Directors of Weststar Financial Services Corporation (OTC:Bulletin Board "WFSC") have declared a 20% stock dividend, effected in the form of a 6-for-5 split of the Company's common stock. The stock dividend is payable on January 31, 2005 to shareholders of record on January 11, 2005.

"We are pleased to declare our fourth stock dividend in recognition shareholder support for Company growth and development. Weststar shares closed at $11.75 on December 21, 2004", stated G. Gordon Greenwood, President and Chief Executive Officer.

Weststar Financial Services Corporation is the parent company of The Bank of Asheville, which operates four full-service offices in Asheville, Arden, Candler and Leicester, and Bank of Asheville Mortgage Company, LLC with offices in Asheville and South Asheville. A third office for the mortgage company will open in Hendersonville during January 2005. The Corporation has 800 shareholders with 1,166,208 shares of common stock outstanding.

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the company's results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.

For Further Information, please contact: Randall C. Hall
                                         Executive Vice President and
                                         Chief Financial Officer
                                         Phone (828) 232-2904
                                         email rhall@bankofasheville.com
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